EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Registration Statement of Zoom Telephonics, Inc. on Form S-8 [No. 333-173143] of our report dated March 24, 2015 with respect to our audits of the financial statements of Zoom Telephonics, Inc as of December 31, 2014 and 2013 and for the years then ended, which report is included in this Annual Report on Form 10-K of Zoom Telephonics, Inc. for the year ended December 31, 2014.

/s/ Marcum LLP

MARCUM LLP
Boston, Massachusetts
March 24, 2015